EXHIBIT 23.1
[LOGO OF NICHOLS, CAULEY
  & ASSOCIATES, LLC]


               [LETTERHEAD OF NICHOLS, CAULEY & ASSOCIATES, LLC]
                      NICHOLS, CAULEY & ASSOCIATES, LLC
                       A Professional Services Firm of:
                         Certified Public Accountants
                        Certified Financial Planners(r)
                         Certified Valuation Analysts

                Atlanta / Clarkesville / Dublin / Warner Robins
                            www.nicholscauley.com



September 14, 2004


To The Organizers
Hometown Community Bancshares, Inc. (A Development Stage Company)
Braselton, Georgia


Dear Sirs:

Nichols, Cauley & Associates, LLC consents to the July 31, 2004 audited financial statements being included in the S-1 filing.



                                         /s/Nichols, Cauley & Associates, LLC

Reply to:  2970 Clairmont Road, NE
           Atlanta, GA  30329-4440
           800-823-1224
           Fax 404-214-1302
           atlanta@nicholscauley.com